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                                                                      EXHIBIT 24


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                 As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 15, 1994, included in the 1993 Annual Report to Shareholders of Southern California Water Company. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1993 or performed any audit procedures subsequent to the date of our report.

                 We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on Supplemental Schedules), appearing on page 13 of this Annual Report on Form 10-K, in the Southern California Water Company Registration Statements which follow:

                 Registration Form      File No.      Effective Date
                 -----------------      --------      --------------
                     Form S-3           33-42218      August 22, 1991
                     Form S-3           33-62832      June 2, 1993
                     Form S-8           33-71226      Nov. 4, 1993


                             ARTHUR ANDERSEN & CO.

Los Angeles, California
  March 30, 1994